Exhibit 99.1

Press Release

For Immediate Release

TRIDENT MICROSYSTEMS REPORTS RESULTS FOR

SECOND QUARTER ENDED JUNE 30, 2011

SUNNYVALE, Calif., July 28, 2011 — Trident Microsystems, Inc. (Nasdaq: TRID), a leader in high-performance semiconductor system solutions for the connected home, today announced results for its second quarter ended June 30, 2011.

For the quarter, the company reported net revenues of $69.6 million, which compares with $88.3 million in the prior sequential quarter and $171.6 million in the quarter ended June 30, 2010. On a generally accepted accounting principles (“GAAP”) basis, the company reported a net loss for the quarter of $26.9 million, or $0.15 per share. This compares with a net loss of $40.8 million, or $0.23 per share in the prior sequential quarter and a net loss of $48.8 million, or $0.28 per share, in the quarter ended June 30, 2010.

Non-GAAP Results

Non-GAAP net loss for the quarter was $21.7 million, or $0.12 per share, which compares with a non-GAAP net loss of $22.4 million, or $0.13 per share, in the prior sequential quarter and a non-GAAP net loss of $14.6 million, or $0.08 per share, in the quarter ended June 30, 2010. A detailed reconciliation between GAAP and non-GAAP net income (loss) is provided as a supplement to the attached financial statements.

“Although financial results for the second quarter were in-line with the company’s guidance range, the negative trends for both revenue and profitability underscore the need for a comprehensive turnaround,” said Dr. Bami Bastani, Trident’s chief executive officer and president. “The turnaround’s aim is to restore Trident to profitable growth by focusing resources on the key capabilities that differentiate us in the highly attractive connected home market and achieving an appropriate cost structure.”

Bastani continued, “In set-top box, we are building positive momentum with multiple customer programs such as our solutions for OTT (Over-the-Top) Android-based set-top boxes that we expect to ramp in the current quarter as well as new design wins achieved in the second quarter with North American cable operators and OEMs, which we expect will ramp into volume deployments by year end and into next year. In TV, in the third quarter we anticipate initial production shipments of our SXL connected SOC’s and two new Tier-One customers in production with our TV550 mid-range connected SOC. We expect that all of these programs will support a more robust revenue runrate entering 2012, augmented by additional new products that are sampling in the second half of 2011.”

Outlook

The company’s outlook for any period is based on current expectations and is subject to various factors, including those set forth in the Forward-Looking Information statement below. Actual results may differ materially. For the third quarter ending Sept. 30, 2011, the company offered the following guidance:

•	Net revenues are expected to be in the range of $72 million to $78 million.
•

GAAP gross margins are expected to be in the range of 23% to 26%, including the impact of approximately $8 million of amortization of acquired intangibles. Non-GAAP gross margins are expected to be in the range of 34% to 36%.

•

GAAP operating expenses are expected to be in the range of $45 million to $48 million, including the impact of approximately $2 million of stock compensation expense and $1 million of amortization of acquired intangibles. Non-GAAP operating expenses are expected to be in the range of $42 million to $45 million.

•

GAAP operating loss is expected to be in the range of $28 million to $34 million. This reflects the impact of an expected $12 million to $15 million of total GAAP adjustments, which include expected restructuring charges of $1 million to $4 million.

•	Non-GAAP operating loss is expected to be in the range of $16 million to $19 million.
•	Provision for income taxes is expected to be approximately $1 million.
•	Cash balance as of the end of the quarter is expected to be in the range of $30 million to $40 million.

Investor Conference Call

Date: Thursday, July 28, 2011

Time: 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time)

Domestic Dial-In: 866-783-2144

International Dial-In: 857-350-1603

Passcode: 48461624

A replay of the conference call will be available for two weeks, beginning on July 28, 2011 and will be accessible by calling 888-286-8010 (domestic) or +1-617-801-6888 (international) using access code 12118988.

This call is being webcast by Thomson/CCBN and can be accessed at Trident’s web site at: http://www.tridentmicro.com. The webcast is also being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.fulldisclosure.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com).

Use of Non-GAAP Financial Information

To supplement the consolidated financial results prepared under GAAP, Trident uses a non-GAAP conforming, or non-GAAP, measure of net income (loss) that is GAAP net income (loss) adjusted to exclude certain costs, expenses and gains. Non-GAAP net loss, non-GAAP gross margin and non-GAAP expenses give an indication of Trident’s baseline performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. In addition, these non-GAAP measures as a percentage of net revenues are used to identify key trends in performance and measure key results against objectives. These non-GAAP measures are among the primary indicators management uses as a basis for planning and forecasting future periods. These measures are not in accordance with, or an alternative for, GAAP and may be materially different from non-GAAP measures used by other companies. Trident computes non-GAAP net income (loss) by adjusting GAAP net income (loss) for acquisition-related expenses, stock-based compensation expense, expenses related to the stock option investigation and related matters, legal settlements, restructuring charges, expenses related to software license fees, amortization and impairment of intangible assets from acquisitions, impairment loss, backlog amortization, capital gains and losses and dividend income. A detailed reconciliation between net loss on a GAAP basis and non-GAAP net income (loss) is provided in an attached table.

Forward-Looking Information

This press release contains forward-looking statements, including statements regarding financial expectations for the third quarter of fiscal year 2011, expected restructuring activity, and our outlook for the second half of 2011. The forward-looking statements made above are subject to certain risks and uncertainties, and actual results could vary materially depending on a number of factors. These risks include, in particular, our ability to realize the benefits from our acquisition of product lines and IP from NXP, our ability to reduce expenses, the timing of new product introductions, the ability to obtain design wins among major OEMs for Trident’s products, the availability of wafers from our suppliers, and competitive pressures, including pricing and competitors’ new product introductions, the impact of the uncertain global macroeconomic environment, the increasingly competitive TV and Set Top Box semiconductor markets and our ability to retain key employees globally. Additional factors that may affect Trident’s business are described in detail in Trident’s filings with the Securities and Exchange Commission available at http://www.sec.gov.

About Trident Microsystems, Inc.

Trident Microsystems, Inc., with headquarters in Sunnyvale, California, is a leading force in the digital home entertainment market, delivering an extensive range of platform solutions that enhance the consumer experience in the Connected Home. As one of the top-three semiconductor providers to both the TV and set-top box markets, Trident’s solutions can be found in the products of leading OEMs and channel partners worldwide. For further information about Trident and its products, please consult the Company’s web site: www.tridentmicro.com.

NOTE: Trident is a trademark of Trident Microsystems, Inc. All other company and product names are trademarks and/or registered trademarks of their respective owners. Features, pricing, availability and specifications are subject to change without notice.

TRID-IR

For More Information

John Swenson

Director, Investor Relations

Tel: 408-962-8252

Email: john.swenson@tridentmicro.com

Web site: http://www.tridentmicro.com

TRIDENT MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
Net revenues	$69,569	$88,333	$171,648	$157,902	$262,051
Cost of revenues	51,567	68,456	138,722	120,023	215,340

Gross profit	18,002	19,877	32,926	37,879	46,711
% of net revenues	25.9%	22.5%	19.2%	24.0%	17.8%

Research and development expenses	35,491	35,859	49,653	71,350	86,717
% of net revenues	51.0%	40.6%	28.9%	45.2%	33.1%

Selling, general and administrative expenses	16,519	19,864	22,311	36,383	42,447
% of net revenues	23.7%	22.5%	13.0%	23.0%	16.2%
Goodwill impairment	—	—	7,851	—	7,851
% of net revenues	0.0%	0.0%	4.6%	0.0%	3.0%
Restructuring charges	601	4,725	4,470	5,326	12,865
% of net revenues	0.9%	5.3%	2.6%	3.4%	4.9%

Operating loss	(34,609)	(40,571)	(51,359)	(75,180)	(103,169)
% of net revenues	(49.7)%	(45.9)%	(29.9)%	(47.6)%	(39.4)%
Gain (loss) on investment	2,098	—	—	2,098	(209)
Gain on acquisition	—	—	—	—	43,402
Interest and other income (expense), net	5,024	853	287	5,877	850

Loss before income taxes	(27,487)	(39,718)	(51,072)	(67,205)	(59,126)
% of net revenues	(39.5)%	(45.0)%	(29.8)%	(42.6)%	(22.6)%
Provision for (benefit from) income taxes	(554)	1,055	(2,255)	501	(1,530)
% of net revenues	(0.8)%	1.2%	(1.3)%	0.3%	(0.6)%

Net loss	$(26,933)	$(40,773)	$(48,817)	$(67,706)	$(57,596)

% of net revenues	(38.7)%	(46.2)%	(28.4)%	(42.9)%	(22.0)%
Basic and diluted net loss per share	$(0.15)	$(0.23)	$(0.28)	$(0.38)	$(0.38)
Shares used in basic and diluted per share computation	176,056	175,502	174,018	175,862	152,059

TRIDENT MICROSYSTEMS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In thousands)	June 30, 2011	March 31, 2011	December 31, 2010
ASSETS
Current assets
Cash and cash equivalents	$51,619	$69,656	$93,224
Accounts receivable, net	32,699	43,234	62,328
Accounts receivable from related parties	6,402	5,839	7,337
Inventories	13,406	13,222	23,025
Note receivable from related party	20,884	20,884	20,884
Prepaid expenses and other current assets	15,418	20,688	18,330

Total current assets	140,428	173,523	225,128
Property and equipment, net	31,076	32,876	31,566
Intangible assets, net	60,861	71,212	82,921
Long-term receivable from related party	500	1,000	1,500
Other assets	32,978	37,355	29,826

Total assets	$265,843	$315,966	$370,941

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$8,145	$16,295	$7,828
Accounts payable to related parties	16,816	16,539	26,818
Accrued expenses and other current liabilities	51,174	64,389	79,305
Income taxes payable	3,683	4,014	2,077

Total current liabilities	79,818	101,237	116,028
Long-term income taxes payable	23,681	25,850	25,476
Deferred income tax liabilities	200	200	200
Other long-term liabilities	2,376	3,585	4,933

Total liabilities	106,075	130,872	146,637

Stockholders’ equity
Preferred stock	—	—	—
Common stock	180	178	177
Additional paid-in capital	437,992	436,387	434,825
Accumulated deficit	(278,404)	(251,471)	(210,698)

Total stockholders’ equity	159,768	185,094	224,304

Total liabilities and stockholders’ equity	$265,843	$315,966	$370,941

TRIDENT MICROSYSTEMS, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

	Three Months Ended			Six Months Ended
(In thousands, except per share data)	June 30, 2011	March 31, 2011	June 30, 2010	June 30, 2011	June 30, 2010
GAAP Gross profit	$18,002	$19,877	$32,926	$37,879	$46,711
Amortization of acquisition-related intangible assets (1)	8,760	9,117	16,972	17,877	27,188
Stock-based compensation expense (2)	62	88	86	150	190
Impairment of intangible assets other than goodwill (3)	—	—	863	—	2,093

Non-GAAP Gross profit	$26,824	$29,082	$50,847	$55,906	$76,182

% of Net revenues	38.6%	32.9%	29.6%	35.4%	29.1%
GAAP Research and development expenses (R&D)	$35,491	$35,859	$49,653	$71,350	$86,717
Amortization of acquisition-related intangible assets (1)	(664)	(696)	(824)	(1,360)	(1,309)
Stock-based compensation expense (2)	(885)	(726)	(902)	(1,611)	(1,782)
Impairment of intangible assets other than goodwill (3)	—	(698)	—	(698)	—

Non-GAAP Research and development expenses	$33,942	$33,739	$47,927	$67,681	$83,626

% of Net revenues	48.8%	38.2%	27.9%	42.9%	31.9%
GAAP Selling, general and administrative expenses (SG&A)	$16,519	$19,864	$22,311	$36,383	$42,447
Amortization of acquisition-related intangible assets (1)	(926)	(1,198)	(1,339)	(2,124)	(2,093)
Stock-based compensation expense (2)	(734)	(901)	(1,246)	(1,635)	(925)
Stock options related professional fees (4)	(142)	(211)	(525)	(353)	(751)
Acquisition-related expenses (5)	—	(18)	(790)	(18)	(5,149)

Non-GAAP Selling, general and administrative expenses	$14,717	$17,536	$18,411	$32,253	$33,529

% of Net revenues	21.2%	19.9%	10.7%	20.4%	12.8%
GAAP Operating Loss	$(34,609)	$(40,571)	$(51,359)	$(75,180)	$(103,169)
Total of above adjustments to Gross profit, R&D and SG&A	12,173	13,653	23,547	25,826	41,480
Restructuring Charges (6)	601	4,725	4,470	5,326	12,865
Impairment of goodwill (3)	—	—	7,851	—	7,851

Non-GAAP Operating Loss	$(21,835)	$(22,193)	$(15,491)	$(44,028)	$(40,973)

% of Net revenues	-31.4%	-25.1%	-9.0%	-27.9%	-15.6%
GAAP Net loss	$(26,933)	$(40,773)	$(48,817)	$(67,706)	$(57,596)
Total operating loss adjustments	12,774	18,378	35,868	31,152	62,196
Legal settlements (9)	(5,412)	—	(1,674)	(5,412)	(1,674)
(Gain) loss on investment (8)	(2,098)	—	—	(2,098)	209
(Gain) on acquisition (7)	—	—	—	—	(43,402)

Non-GAAP Net income (loss)	$(21,669)	$(22,395)	$(14,623)	$(44,064)	$(40,267)

% of Net revenues	-31.1%	-25.4%	-8.5%	-27.9%	-15.4%
GAAP basic and diluted net income (loss) per share	$(0.15)	$(0.23)	$(0.28)	$(0.38)	$(0.38)

GAAP shares - basic and dilutive	176,056	175,502	174,018	175,862	152,059

(1) Amortization of acquisition-related intangible assets represents the amortization of identifiable intangible assets. Management deemed that these acquisition-related charges are not related to Trident’s core operating performance and it is appropriate to exclude those charges from Trident’s non-GAAP financial measures, as it enhances the ability of investors to compare Trident’s period-over-period operating results.

(2) Stock-based compensation expense relates primarily to the equity awards such as stock options and restricted stock. This is non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Trident’s control. Hence, management excludes this item from the GAAP financial measures.

(3) Charges for impairment of goodwill and intangible assets. Management believes that these charges are not directly associated with the Company’s core operating performance.

(4) Stock options related professional fees are excluded from the non-GAAP net loss calculation. Management believes that these professional fees are not related to the Company’s ongoing business and operating performance of Trident.

(5) Acquisition-related expenses represent external costs incurred in connection with our acquisition, which we generally would not have incurred in the normal course of business.

(6) Management believes that restructuring charges are not directly associated with the Company’s core operating performance.

(7) The purchase price allocation assigned $43.4 million to gain on acquisition. Management believes that gain on acquisition is not related to the ongoing business and operating performance of Trident.

(8) Management believes that (Gain) loss on investments are not related to the ongoing business and operating performance of Trident.

(9) Management believes that legal settlements are not related to the ongoing business and operating performance of Trident.